Exhibit 4.2

CHESAPEAKE ENERGY CORPORATION

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO

as Subsidiary Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

_________________

SEVENTH SUPPLEMENTAL INDENTURE

Dated June 6, 2017

to

Indenture dated as of April 24, 2014

_________________

$750,000,000

8.00% Senior Notes due 2027

THIS SEVENTH SUPPLEMENTAL INDENTURE dated as of June 6, 2017 (this “Supplemental Indenture”), is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), the Subsidiary Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Base Indenture (as defined below).
RECITALS:
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of April 24, 2014 (the “Base Indenture,” as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, bonds and other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Securities”), and the guarantee by each Subsidiary Guarantor of each such series of such Securities (the “Guarantee”);
WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Indenture a new series of Securities designated the 8.00% Senior Notes due 2027, all of such Notes to be guaranteed by the Subsidiary Guarantors as provided in Article Ten of the Base Indenture;
WHEREAS, the Company desires to cause the issuance of the Notes pursuant to Sections 2.01 and 2.03 of the Base Indenture, which sections permit the execution of supplemental indentures thereto to establish the form and terms of Securities of any series;
WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Company and the Subsidiary Guarantors, by their signature hereto request that the Trustee join in the execution of this Supplemental Indenture to establish the form and terms of the Notes;
WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Base Indenture by or on behalf of the Trustee and duly issued by the Company, and the Guarantee of the Subsidiary Guarantors, when the Notes are duly issued by the Company, the legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, and to make this Supplemental Indenture a legal, valid and binding agreement of the Company and the Subsidiary Guarantors enforceable in accordance with its terms.
NOW THEREFORE, for and in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee hereby agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, that the following provisions shall supplement the Base Indenture:

3

ARTICLE 1
THE NOTES
Section 1.1Definitions
(a)“Additional Interest” means the additional interest that shall accrue on the Notes in accordance with the terms of a Registration Rights Agreement if a Registration Default (as defined in the applicable Registration Rights Agreement) occurs.
(b)“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.09 and 2.12 of the Indenture and Section 2 of the Rule 144A / Regulation S Appendix hereto (the “Appendix”), in substantially the form of Exhibit A hereto (the “Form of Note”), except that such Note shall not bear the Global Security legend set forth in the Form of Note and shall not have the “Schedule of Increases or Decreases in Global Security” attached thereto.
(c)“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (1) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation, scheduled redemption or otherwise (except as a result of a change of control or asset sale), (2) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale), or (3) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would otherwise constitute Disqualified Stock, in the case of each of clauses (1), (2) and (3), prior to the date that is 91 days after the maturity date of the Notes at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of the Company or the Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations, or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided, further, that any Equity Interests held by any future, current or former employee, director, officer, member of management or consultant of the Company, any Subsidiary, or any other Person in which the Company or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or the Subsidiaries in order to satisfy applicable statutory or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

(d)“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock; provided that any instrument evidencing Indebtedness convertible or exchangeable into Capital Stock, whether or not such Indebtedness includes any right of participation with Capital Stock, shall not be deemed to be an Equity Interest unless and until such instrument is so converted or exchanged.
(e)“Equity Offering” means any public or private sale after the Issue Date of Capital Stock of the Company (other than Disqualified Stock) other than:
(i)public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8; and
(ii)issuances to any Subsidiary.
(f)“Exchange Notes” means (1) the 8.00% Senior Notes due 2027 issued pursuant to this Supplemental Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes, in each case, pursuant to a Registration Rights Agreement, and (2) Additional Notes, if any, issued pursuant to this Supplemental Indenture pursuant to a registration statement filed with the SEC under the Securities Act.
(g)“Notes” means the Initial Notes and any Additional Notes.
(h)“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.
(i)“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the initial purchasers of the Initial Notes and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from or not subject to the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Notes under the related purchase agreement, in each case, as amended from time to time.
Section 1.2Form.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form of the Form of Note, with such appropriate insertions, omissions, substitutions and other variations (including, for the avoidance of doubt, transfer restriction legends) as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate, as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which the Notes are listed, or to conform to general usage or as may, consistently herewith, be determined by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes. The terms and provisions contained in the Form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated in and expressly made part of this Supplemental Indenture. The Notes shall be transferable only in compliance with the Appendix.
Section 1.3Title, Issuance.
(a)The Notes shall be entitled the “8.00% Senior Notes due 2027”. The Notes are “Securities” as defined in the Base Indenture and shall be issued initially in the form of one or more Global Securities in definitive, fully registered form and shall be deposited on behalf of the purchasers of the Notes with the Trustee, at the Corporate Trust Office, as custodian for The Depository Trust Company, which is hereby appointed Depositary for the Global Securities (the “Depositary”). The Notes shall be registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. The Issue Date of the Notes is June 6, 2017.
(b)Except as provided in this Supplemental Indenture (including the Appendix) and in Section 2.13 of the Base Indenture, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Notes. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(c)The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.13 of the Base Indenture and this Supplemental Indenture (including the Appendix) and the rules and procedures of the Depositary therefor.
(d)The Maturity Date of the Notes is June 15, 2027.
Section 1.4Amount, Authentication.
(a)The Trustee shall authenticate and deliver (i) on the date hereof (the “Issue Date”), $750,000,000 in aggregate principal amount of the series of Securities designated the 8.00% Senior Notes due 2027 established hereunder (the “Initial Notes”) and (ii) from time to time after the Issue Date, subject to Section 1.4(b) hereof, additional Securities of such series, including any Exchange Notes (“Additional Notes”), in such principal amounts as may be specified in a Company Order described in this Section 1.4, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.05 of the Base Indenture. Such order shall specify (i) the amount of the Notes to be authenticated, (ii) the date on which the Notes are to be authenticated, (iii) the name or names of the initial Holder or Holders, (iv) the CUSIP and/or ISIN number of any such Additional Notes and (v) whether any such Additional Notes shall be Transfer Restricted Notes.
(b)The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including directions, waivers, amendments, consents and redemptions; provided, however, that in the event that any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes shall be issued with a separate CUSIP number and ISIN so they are distinguishable from the Initial Notes.
Section1.5Registrar and Paying Agent.
(a)The Company confirms the appointment of the Trustee as Registrar and Paying Agent with respect to the Notes pursuant to Section 2.06 of the Base Indenture.
(b)The Company may remove, appoint and change any Paying Agent or Registrar without notice to the Holders, but with written notice to the Trustee.
Section 1.6Guarantee of the Notes.
In accordance with Article Ten of the Base Indenture, the Notes will be fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.
Section 1.7Defeasance and Discharge.
The Notes shall be subject to satisfaction and discharge and to both Legal Defeasance and Covenant Defeasance as contemplated by Articles Eight and Twelve of the Base Indenture.
Section 1.8Redemption.
(a)The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.
(b)Except as set forth in this Section 1.8(b) and Section 1.8(d) hereof and in paragraphs 4 and 5 of the Form of Note, the Company shall not be entitled to redeem the Notes prior to June 15, 2022. At any time prior to June 15, 2022, the Company will be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Premium (as defined in the Form of Note) as of, and accrued and unpaid interest, if any, to the redemption date in accordance with paragraph 4 of the Form of Note.
(c)At any time on or after June 15, 2022, the Company may redeem the Notes, in whole or in part, at its option, at the redemption prices set forth in paragraph 5 of the Form of Note, plus accrued and unpaid interest, if any, to the redemption date in accordance with paragraph 5 of the Form of Note.

(d)At any time prior to June 15, 2020, the Company will be entitled at its option on any one or more occasions to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by the Company; provided that, with respect to each such redemption:
(i)at least 65% of the aggregate principal amount of the Notes issued under the Indenture (excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)such redemption occurs within 180 days of the date of the closing of such Equity Offering.
(e)The Trustee shall have no responsibility or obligation whatsoever to calculate the Make-Whole Premium in connection with any redemption hereunder. Such responsibility shall be solely that of the Company.
Section 1.9Modifications to Base Indenture with Respect to the Notes.
(a)All references to any amount of “interest” payable on or with respect to any of the Notes in the Indenture and the Form of Note shall be deemed to include any Additional Interest payable pursuant to a Registration Rights Agreement, if applicable.
(b)Solely with respect to the Notes, Section 1.01 of the Base Indenture is amended as follows:
(i)The definition of “Credit Facilities” is amended by inserting the following at the end of the first parenthetical therein: “and term loan”.
(ii)The definition of “Existing Notes” is amended and restated as follows:
“Existing Notes” means the Company’s outstanding (a) 6.25% Euro-denominated Senior Notes due 2017, (b) 6.5% Senior Notes due 2017, (c) 7.25% Senior Notes due 2018, (d) Floating Rate Senior Notes due 2019, (e) 6.625% Senior Notes due 2020, (f) 6.875% Senior Notes due 2020, (g) 6.125% Senior Notes due 2021, (h) 5.375% Senior Notes due 2021, (i) 4.875% Senior Notes due 2022, (j) 8.00% Senior Secured Second Lien Notes due 2022, (k) 5.75% Senior Notes due 2023, (l) 8.00% Senior Notes due 2025 (m) 5.5% Convertible Senior Notes due 2026, (n) 2.75% Contingent Convertible Senior Notes due 2035, (o) 2.5% Contingent Convertible Senior Notes due 2037 and (p) 2.25% Contingent Convertible Senior Notes due 2038.

(iii)    The definition of “Senior Indebtedness” is amended by inserting “Securities or” between “such” and “Indebtedness” after the second parenthetical therein.
(c)Solely with respect to the Notes, Section 3.05 of the Base Indenture shall be amended and restated as follows:
“(a)    Once notice of redemption is mailed in accordance with Section 3.04, subject to the satisfaction of any conditions set forth therein, Notes called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that installments of interest that are due and payable on or prior to the redemption date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
(b)Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.”
(d)Solely with respect to the Notes, the Base Indenture shall be amended by adding the following as the last paragraph of Section 2.09 of the Base Indenture:
“In the event the Company is required to pay Additional Interest pursuant to any Registration Rights Agreement, the Company will provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next interest payment date, which notice shall set forth the amount of Additional Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to the Company, any Holders or any other Person to determine whether such Additional Interest is payable or the amount thereof.”

(e)Solely with respect to the Notes, Section 4.02 of the Base Indenture shall be amended and restated as follows:
(i)The heading shall be amended and restated as follows: “SEC Reports and Rule 144A Information”.
(ii)The paragraph following the heading shall be renumbered as subsection (a) to Section 4.02.
(iii)The following shall be added as subsection (b) to Section 4.02:
“(b)    At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.”
(f)Solely with respect to the Notes, Section 5.01 of the Base Indenture shall be amended by deleting the following from clause (1) thereof: “, or Canada or any province thereof”.
(g)Solely with respect to the Notes, Section 6.01 of the Base Indenture shall be amended by deleting the second word of clause (3) and replacing it with “by the Company or any Subsidiary Guarantor with respect to”.
(h)Solely with respect to the Notes, Section 6.07 of the Base Indenture shall be amended and restated as follows:
“Rights of Holders to Receive Payment. (a) Subject to Section 6.07(b) and notwithstanding any provision of this Indenture other than Section 6.07(b), the Holder of any Notes will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Notes on the due date and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.
(b)Notwithstanding Section 6.07(a) and for the avoidance of doubt, no amendment to, or deletion or waiver of any of, the covenants set forth in this Indenture or any action taken by the Company or any Subsidiary Guarantor not prohibited by the Indenture (in each case other than with respect to actions set forth in Section 9.02 that require the consent of each Holder of any outstanding Note affected) shall be deemed to impair or affect any rights of any Holder to receive such payment.”

ARTICLE 2
MISCELLANEOUS PROVISIONS
Section 2.1Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.
Section 2.2Governing Law.
THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES AND THE GUARANTEES.
Section 2.3Severability.
In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 2.4Confirmation of Indenture.
(a)The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. This Supplemental Indenture shall be deemed to be part of the Base Indenture in the manner and to the extent herein and therein provided.
(b)The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or the Subsidiary Guarantors by action or otherwise, (iii) the due execution hereof by the Company and the Subsidiary Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic Dell'Osso, Jr.
Name:	Domenic Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventh Supplemental Indenture

SUBSIDIARY GUARANTORS:

CHESAPEAKE ENERGY LOUISIANA CORPORATION,
CHESAPEAKE ENERGY MARKETING, L.L.C.,
CHESAPEAKE E&P HOLDING, L.L.C.,
CHESAPEAKE NG VENTURES CORPORATION,
CHESAPEAKE OPERATING, L.L.C.,
CHESAPEAKE PLAINS, LLC,
CHK ENERGY HOLDINGS, INC.,
SPARKS DRIVE SWD, INC.,
WINTER MOON ENERGY CORPORATION,
CHESAPEAKE AEZ EXPLORATION, L.L.C.,
CHESAPEAKE APPALACHIA, L.L.C.,
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.,
CHESAPEAKE EXPLORATION, L.L.C.,
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.,
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
CHESAPEAKE ROYALTY, L.L.C.,
CHESAPEAKE VRT, L.L.C.,
CHK UTICA, L.L.C.,
COMPASS MANUFACTURING, L.L.C.,
EMLP, L.L.C.,
EMPRESS, L.L.C.,
GSF, L.L.C.,
MC LOUISIANA MINERALS, L.L.C.,
MC MINERAL COMPANY, L.L.C.,
MIDCON COMPRESSION, L.L.C.,
NOMAC SERVICES, L.L.C.,
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.,
CHESAPEAKE LOUISIANA, L.P., By: Chesapeake Operating, L.L.C., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P. By: EMLP, L.L.C., its General Partner

By:	/s/ Domenic Dell'Osso, Jr.
Name: Domenic Dell'Osso, Jr.
Title: Authorized Signatory

Signature Page to Seventh Supplemental Indenture

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

By: Deutsche Bank National Trust Company

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

Signature Page to Seventh Supplemental Indenture

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO NOTES

1.	Definitions
1.1Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Transfer Restricted Notes to issue and deliver to such Holders in exchange for such Notes a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Resale Restriction Termination Date” means, in the case of Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.
“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and resale of Transfer Restricted Notes by the Holders or beneficial owners thereof pursuant to a Registration Rights Agreement.
“Transfer Restricted Notes” means Initial Notes or Additional Notes that bear or are required to bear the transfer restrictions legend set forth in Section 2.3(d)(i) hereof.
“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.
1.2Other Definitions.

Term	Defined in Section:
“Permanent Regulation S Global Note”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(b)
“Restricted Global Note”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

Appendix-1

Each capital term used but not defined in this Appendix shall have the meaning assigned to such term in the Indenture.

2.	The Notes
2.1The Notes.
(a)Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more temporary Global Securities in fully registered form (“Temporary Regulation S Global Notes”), in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Restricted Notes legend set forth in Section 2.3 (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold to QIBs shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Restricted Notes legend set forth in Section 2.3, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold pursuant to any other exemption from registration under the Securities Act shall be issued initially in the form of one or more permanent Global Securities, without interest coupons and with a Global Securities legend that may be substantially similar to that set forth in the Form of Note and the Restricted Notes legend set forth in Section 2.3 or otherwise appropriate under the circumstances based upon the applicable exemption from registration under the Securities Act, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Company may in its discretion specify that Additional Notes that bear any legend substantially similar to Section 2.3(d)(i) hereof are to be Transfer Restricted Notes. Exchange Notes shall be issued (i) in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons and with the Global Securities legend set forth in the Form of Note, and shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the

Appendix-2

Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided or (ii) in definitive form as provided in Section 2.4.
(b)Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such Global Securities are Restricted Global Notes, then separate Global Securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.
Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Initial Note or Additional Note represented by such Temporary Regulation S Global Note and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.
Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.
Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if available).

Appendix-3

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.
(c)Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Securities only as provided in Section 2.3.
2.2Authentication of Exchange Notes. The Trustee shall authenticate and deliver at any time or from time to time, Exchange Notes for issue in a Registered Exchange Offer pursuant to a Registration Rights Agreement for a like principal amount of Transfer Restricted Notes upon delivery of a Company Order.
2.3Transfer and Exchange.
(a)Transfer and Exchange of Global Securities.   The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
(i)Notwithstanding any other provisions of this Appendix, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(ii)In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Transfer Restricted Notes intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(b)Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request (x) to register the transfer of such Definitive Notes or

Appendix-4

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)if such Definitive Notes are required to bear a Restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)if such Definitive Notes are being transferred to the Company, a Subsidiary Guarantor or any Subsidiary thereof, a certification to that effect; or
(C)if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect and (II) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).
(c)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)certification that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

Appendix-5

(ii)written instructions directing the Trustee to make, or directing the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding but Notes are otherwise represented by Global Securities at such time, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(d)Legend.
(i)Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
For each Rule 144A Global Note and each Regulation S Global Note:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”)

Appendix-6

[IN THE CASE OF NOTES INITIALLY ISSUED TO QIBS: THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE ISSUER WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER

Appendix-7

ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN OR PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE NOTES.
Each Temporary Regulation S Global Note shall also bear the following legend:
THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(ii)The Company, acting in its discretion, may remove the Restricted Notes legend set forth in clause (d)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 2.3(d)(ii) with

Appendix-8

respect to such Notes, (i) only those Notes which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.
For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in clause (d)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.
Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.
(iii)Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the legend set forth in clause (d)(i) above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(iv)After a transfer of any Transfer Restricted Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to transfer restriction legends on such Notes will cease to apply, and an Exchange Note in global form, without restrictive transfer legends, will be available to the transferee of the Holder of such Notes upon exchange of such transferring Holder’s Definitive Notes or directions to transfer such Holder’s interest in the Global Security, as applicable.
(v)Upon the consummation of a Registered Exchange Offer with respect to Transfer Restricted Notes, Exchange Notes in global form will be available to Holders that exchange such Transfer Restricted Notes in such Registered Exchange Offer.

Appendix-9

(e)Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.
(f)Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Security shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Custodian, to reflect such reduction.
(g)No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4Definitive Notes.
a.A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only in the circumstances described in Section 2.13 of the Base Indenture and only if such transfer complies with Section 2.3 hereof.
b.Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary or the Custodian located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any

Appendix-10

Definitive Note delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the Restricted Notes legend.
c.In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

Appendix-11

Exhibit A
FORM OF NOTE
[FACE OF NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

1To be included in a Global Security

[Rule 144A / Regulation S Restricted Note Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) [IN THE CASE OF NOTES INITIALLY ISSUED TO QIBS: THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE ISSUER WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL

GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN OR PLAN IN CONNECTION WITH THE NOTES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE NOTES.
Each Temporary Regulation S Global Note shall also bear the following legend:
THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Certificate No.	CUSIP NO.
$	ISIN NO.

8.00% Senior Notes due 2027

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to ______________, or registered assigns, the principal sum of _________________________ Dollars [To be included in a Global Security: , or such greater or lesser amount as set forth on the Schedule of Increases or Decreases in Global Security attached hereto, ]on June 15, 2027.

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHESAPEAKE ENERGY CORPORATION

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
As Trustee

Date:	By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
8.00% Senior Note due 2027

1.	Interest
Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) shall accrue on this Note in accordance with the terms of the Registration Rights Agreement.] The Company shall pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2017. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 6, 2017. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. [All references to any amount of “interest” payable on or with respect to the Notes in the Indenture or this Note shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement, if applicable].

2.	Method of Payment
The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

 [2]All references to “Additional Interest” in the Note shall be deleted in an Exchange Note unless if, at the date of issuance of the Exchange Note, any Registration Default (as defined in the Registration Rights Agreement) has occurred with respect to the related Transfer Restricted Notes during the interest period in which such date of issuance occurs.

If any interest payment date, Maturity Date or redemption date falls on a day that is not a Business Day, the applicable payment to be made on such payment date will be made on the next Business Day with the same force and effect as if made on the relevant interest payment date, Maturity Date or redemption date. No interest will accrue on such payment for the period from and after the applicable interest payment date, Maturity Date or redemption date.

3.	Indenture
The Company issued the Notes under an Indenture dated as of April 24, 2014, among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture”), as supplemented by that Seventh Supplemental Indenture dated as of June 6, 2017, among the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.
The Company shall be entitled to issue Additional Notes pursuant to Section 2.03 of the Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single series for all purposes under the Indenture.

4.	Make-Whole Redemption
Except as set forth below and in paragraph 5, the Company shall not be entitled to redeem the Notes prior to June 15, 2022.
At any time prior to June 15, 2022, the Company shall be entitled at its option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Any redemption pursuant to this paragraph 4 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.02 through 3.07 of the Indenture, as supplemented by the Supplemental Indenture.
The Trustee shall have no responsibility or obligation whatsoever to calculate the Make-Whole Premium in connection with any redemption hereunder. Such responsibility shall be solely that of the Company.
For the purposes of this paragraph 4, the following terms shall have the meaning indicated:
“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published Federal Reserve Statistical Release H.15 or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or, if such release (or any successor release) is not published, any publicly available source of similar market data) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2022, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), calculated on the third Business Day immediately preceding the redemption date, plus 50 basis points.
“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of the Notes from the redemption date to June 15, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2022.
“Make-Whole Premium” means with respect to a Note at any redemption date, the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on June 15, 2022 (such redemption price being described in paragraph 5 below) exclusive of any accrued interest plus (B) all required remaining scheduled interest payments due on such Note through June 15, 2022 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (ii) the principal amount of such Note on such redemption date.

5.	Optional Redemption
At any time on or after June 15, 2022, the Company may redeem the Notes, in whole or in part, at its option, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period (or, in the case of the period commencing June 15, 2025, such 12-month period and thereafter) commencing on June 15 of the years set forth below:

Year	Percentage
2022	104.000%
2023	102.667%
2024	101.333%
2025 and thereafter	100.000%

At any time prior to June 15, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by the Company; provided that, with respect to each such redemption, (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture (excluding any Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 180 days of the date of the closing of such Equity Offering.
Any redemption pursuant to this paragraph 5 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.02 through 3.07 of the Indenture, as supplemented by the Supplemental Indenture.

6.	Notice of Redemption
At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail (or otherwise give such notice in accordance with the Base Indenture) to each Holder of Notes to be redeemed at such Holder’s registered address. If less than all of the Notes are redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot, in each case, in accordance with the procedures of the Depositary, or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Unless the Company defaults in payment of the applicable redemption price, interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment.

7.	Net Proceeds Offer
In the event of certain Sale/Leaseback Transactions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder’s Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

8.	Restrictive Covenants
The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell and lease back certain of its properties or assets and the ability of the Company or the Subsidiaries to incur encumbrances securing funded debt against certain property, all subject to certain limitations described in the Indenture.

9.	Ranking and Guarantees
The Notes are general senior unsecured obligations of the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Notes is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

10.	Denominations; Transfer; Exchange
The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

11.	Persons Deemed Owners
The registered Holder of this Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.	Amendment, Supplement, Waiver
The amendment, supplement and waiver provisions are set forth in the Indenture. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

15.	Successor Obligor
When a successor obligor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor obligor shall be released from those obligations.

16.	Defaults and Remedies
The defaults, events of default and remedies provisions are set forth in the Indenture. An Event of Default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Notes; default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Notes; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption or repurchase payment when due and payable; defaults by the Company or any Subsidiary Guarantor resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

17.	Trustee Dealings with Company and Subsidiary Guarantors
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

19.	Authentication
This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

21.	CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company shall cause CUSIP numbers to be printed on the Notes as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
22.    Governing Law
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NEW YORK WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES.
The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, OK 73118

Attention: Treasurer

NOTATION OF GUARANTEE
The Subsidiary Guarantors (which term includes any successor Persons under the Indenture), have fully, unconditionally and absolutely guaranteed on a senior basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.
The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article Ten of the Base Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
(signature page follows)

SUBSIDIARY GUARANTORS:

CHESAPEAKE ENERGY LOUISIANA CORPORATION,
CHESAPEAKE ENERGY MARKETING, L.L.C.,
CHESAPEAKE E&P HOLDING, L.L.C.,
CHESAPEAKE NG VENTURES CORPORATION,
CHESAPEAKE OPERATING, L.L.C.,
CHESAPEAKE PLAINS, LLC,
CHK ENERGY HOLDINGS, INC.,
SPARKS DRIVE SWD, INC.,
WINTER MOON ENERGY CORPORATION,
CHESAPEAKE AEZ EXPLORATION, L.L.C.,
CHESAPEAKE APPALACHIA, L.L.C.,
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.,
CHESAPEAKE EXPLORATION, L.L.C.,
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.,
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,
CHESAPEAKE ROYALTY, L.L.C.,
CHESAPEAKE VRT, L.L.C.,
CHK UTICA, L.L.C.,
COMPASS MANUFACTURING, L.L.C.,
EMLP, L.L.C.,
EMPRESS, L.L.C.,
GSF, L.L.C.,
MC LOUISIANA MINERALS, L.L.C.,
MC MINERAL COMPANY, L.L.C.,
MIDCON COMPRESSION, L.L.C.,
NOMAC SERVICES, L.L.C.,
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.,
CHESAPEAKE LOUISIANA, L.P., By: Chesapeake Operating, L.L.C., its General Partner
EMPRESS LOUISIANA PROPERTIES, L.P. By: EMLP, L.L.C., its General Partner

By:
Name:
Title:

______________________________________________________________

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following only if the Restricted Notes legend is included hereon]

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(i) of the Securities Act (or, in the case of Regulation S Notes, prior to the expiration of the Restricted Period), the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1) ☐ to the Company, a Subsidiary Guarantor or a Subsidiary thereof; or
(2) ☐ pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or
(3) ☐
for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) ☐
pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another exemption from registration under the Securities Act of 1933 (other than Regulation S under the Securities Act of 1933).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as each of the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Note, or exchanges of a part of another Global Security or Definitive Note for an interest in this Global Security, or other increases or decreases in this Global Security pursuant to the Indenture, have been made:

Date of Exchange or Transaction	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:
☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount in principal amount:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.